CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions “Financial Highlights” and "Independent Registered Public Accounting Firm”, and to the use of our report dated December 18, 2009, which is incorporated by reference, in this Registration Statement on Form N-1a (No. 33-96132) of TD Asset Management USA Funds Inc.

                          /s/ ERNST & YOUNG LLP

New York, New York
February 26, 2010